UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2025, CDT Equity Inc. (the “Company”) and Corvus Capital Limited (“Corvus”) entered into a Sale and Purchase Agreement (the “Agreement”) for the issuance of all of the outstanding shares of Conduit Pharmaceuticals Limited (“CPL”) held of record by the Company (the “CPL Share”), 224,800 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “CDT Shares”), and 3,685,815 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) collectively to Corvus. The issuance to Corvus was in connection with the sale of CPL, a current subsidiary of the Company, that has been the subject of an ongoing litigation as previously disclosed. The Company sold CPL, including the potential liability associated with the litigation, to Corvus, a wholly-owned subsidiary of the Company’s Chief Executive Officer for a settlement amount of $7,000,000 that was satisfied through the issuance of the CDT Shares and Pre-Funded Warrants. Prior to the execution of the Agreement, CPL transferred its shareholding in its wholly-owned subsidiary, CDT Equity Ltd, to the Company in order to simplify the Company’s organizational structure.

The ability to exercise any or all of the Pre-Funded Warrant Shares is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC, to the extent required by such rules and regulations (“Stockholder Approval”). Under the terms of the Pre-Funded Warrants, Corvus will not have the right to exercise any portion of the Pre-Funded Warrants if Corvus (together with its affiliates) would beneficially own in excess of 49.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Pursuant to the Agreement, the Company agreed to file a resale registration statement (the “Resale Registration Statement”) to register the resale of the CDT Shares and Pre-Funded Warrant Shares as soon as practicable, and to use commercially reasonable efforts to have the Resale Registration Statement declared effective by the Commission and to keep such registration statement effective at all times until Corvus no longer own any CDT Shares and Pre-Funded Warrant Shares.

The Pre-Funded Warrants and the Agreement are attached as Exhibits 4.1 and 10.1, respectively. The description of the terms of the Pre-Funded Warrants and the Agreement is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Agreement contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the CDT Shares and Pre-Funded Warrant Shares pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). Neither the issuance of the CDT Shares nor the Pre-Funded Warrant Shares have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Pre-Funded Warrant entered into by and between the Company and Corvus on December 8, 2025.
10.1	Sale and Purchase Agreement, dated December 8, 2025, by and between the Company and Corvus.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

December 12, 2025	By:	/s/ Andrew Regan
	Name:	Andrew Regan
	Title:	Chief Executive Officer